                                                                  EXHIBIT 99(d)2


                        Voskian Capital Management & Co.
                                  on behalf of
                                  Semi 50 Fund



                        SUB-INVESTMENT ADVISORY AGREEMENT

                  AGREEMENT, effective commencing on May 1, 2002 among Vosian Capital Management & Co. (the "Adviser"), The Bank of New York ("Sub-Adviser"), and Sector Funds Trust (the "Trust") on behalf of the Semi 50 Fund (the "Fund").

                  WHEREAS, the Trust is a Delaware business trust of the series type organized under a Declaration of Trust dated April 4, 2000 (the "Declaration") and is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end, diversified managemnet investment company, and the fund is a series of the Trust;

                  WHEREAS, the Trust and the Adviser wish to retain the Sub-Adviser to render sub-investment advisor services to the Fund, and the Sub-Adviser is willing to furnish such services to the Fund;

                  WHEREAS, the Sub-Adviser is a bank under the laws of the State of New York, as defined in Section 202(a)(2) of the Investment Advisers Act of 1940, as amended ("Advisers Act");

                  NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed among the Adviser, the Trust and the Sub-Adviser as follows:

         1. Appointment. The Trust and the Adviser hereby appoint the Sub-Adviser to act as sub-investment adviser to the Fund for the periods and on the terms set forth in this Agreement. The Sub-Adviser accepts such appointment and agrees to furnish the services herein set forth, for the compensation herein provided.

         2. Sub-Investment Advisory Duties. Subject to the supervision of the Adviser and the Trustees of the Trust, the Sub-Adviser will (a) provide a program of continuous investment management for the Fund in accordance with the Fund's investment objectives, policies and limitations as stated in the Fund's prospectus and Statement of Additional Information included as part of the Trust's Registration Statement filed with the Securities and Exchange
Commission, as they may be amended from time to time, copies of which shall be provided to the Adviser and to the Sub-Adviser by the Trust; (b) make investment decisions for the Fund; and (c) place orders to purchase and sell securities for the Fund.
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                                                                               2

                  In performing its investment management services to the Fund hereunder, the Sub-Adviser, in accordance with the directions of the Adviser, will provide the Fund with ongoing investment guidance and policy direction, including oral and written research, analysis advice, statistical and economic data and judgments regarding individual investments, general economic conditions and trends and long-range investment policy. Subject to the Fund's investment objective and policies, the Sub-Adviser will determine the securities, instruments, repurchase agreements, options and other investments and techniques that the Fund will purchase, sell, enter into or use, and will provide an ongoing evaluation of the Fund's portfolio. The Sub-Adviser will determine what portion of the Fund's portfolio shall be invested in securities and other assets, and what portion, if any, should be held uninvested.

                  The Sub-Adviser acknowledges that, pursuant to the Investment Advisory Agreement between the Adviser and the Trust with respect to the Fund, the Adviser is responsible for supervising the activities and performance of the Sub-Adviser, for taking reasonable steps to assure that the Sub-Adviser complies with the Fund's investment policies and procedures and with applicable legal requirements, and for reporting to the Trustees of the Trust regarding these matters. In this regard, the Sub-Adviser agrees to facilitate the Adviser's implementation of its "Supervisory Procedures for Sub-Advisors" attached hereto as Exhibit A.

                  The Sub-Adviser further agrees that, in performing its duties hereunder, it will:

                           (a) comply with the 1940 Act and all rules and
regulations thereunder, the Internal Revenue Code (the "Code") and all other applicable federal and state laws and regulations, and with any applicable procedures adopted by the Trustees.

                           (b) use reasonable efforts to manage the Fund so that
it will qualify, and continue to qualify, as a regulated investment company under Subchapter M of the Code and regulations issued thereunder;

                           (c) place orders pursuant to its investment
determinations for the Fund directly with the issuer, or with any broker or dealer, in accordance with applicable policies expressed in the Fund's prospectus and/or Statement of Additional Information and in accordance with applicable legal requirements;

                           (d) furnish to the Trust, the Adviser, or to the
Fund's administrator, ALPS Mutual Fund Services, Inc. ("Administrator"), if so directed, whatever statistical information the Trust, Adviser or Administrator may reasonably request with respect to the Fund's assets or contemplated investments. In addition, the Sub-Adviser will keep the Adviser, the Trust and the Trustees informed of developments materially affecting the Fund's portfolio and shall, on the Sub-Adviser's own initiative, furnish to the Adviser and the Trust from time to time whatever information the Sub-Adviser believes appropriate for this purpose;
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                                                                               3

                           (e) make available to the Adviser, the Administrator,
and the Trust, promptly upon their request, such copies of its investment records and ledgers with respect to the Fund as may be required to assist the Adviser, the Administrator and the Trust in their compliance with applicable laws and regulations. The Sub-Adviser will furnish the Adviser and the Trustees with such periodic and special reports regarding the Fund as they may reasonably request.

immediately notify the Adviser and the Trust in the event that the Sub-Adviser or any of its affiliates: (1) becomes aware that it is subject to a statutory disqualification that prevents the Sub-Adviser from serving as such-investment adviser pursuant to this Agreement; or (2) becomes aware that it is the subject of an administrative proceeding or enforcement action by the Securities and Exchange Commission ("SEC") or other regulatory authority. The Sub-Adviser further agrees to notify the Trust immediately of any material fact known to the Sub-Adviser respecting or relating to the Sub-Adviser that is not contained in the Trust's Registration Statement regarding the Fund, or any amendment or supplemental thereto, but that is required to be disclosed therein, and of any statement contained therein that becomes untrue in any material respect; and

         3. Allocation of Charges and Expenses. Except as otherwise specifically provided in this section 3, the Sub-Adviser shall pay the compensation and expenses of all its directors, officers and employees who serve as officers and executive employees of the Trust or Fund (including the Trust's or Fund's share of payroll taxes), and the Sub-Adviser shall make available, without expense to the Fund, the service of its directors, officers and employees who may be duly elected officers of the Trust, subject to their individual consent to serve and to any limitations imposed by law.

         The Sub-Adviser shall not be required to pay any expenses of the Fund or Trust other than those specifically allocated to the Sub-Adviser in this section 3. In particular, but without limiting the generality of the foregoing, the Sub-Adviser shall not be responsible, except to the extent of the reasonable compensation of such of the Trust's or fund's employees as are officers or employees of the Sub-Adviser whose services may be involved, for any expenses of other series of the Trust or for the following expenses of the Fund or Trust: organization and certain offering expenses of the Fund (including out-of-pocket expenses, but not including the Sub-Adviser's overhead and employee costs); fees payable to the Adviser and Sub-Adviser and to any other Fund advisers or consultants; legal expenses; auditing and accounting expenses; interest expenses; telephone, telex, facsimile, postage and other communications expenses; taxes and governmental fees; fees, dues and expenses incurred by or with respect to the Fund in connection with membership in investment company trade organizations; cost of insurance relating to fidelity coverage for the Trust's officers and employees; fees and expenses of the Fund's Administrator or of any custodian, subcustodian, transfer agent, fund accounting agent, registrar, or dividend disbursing agent of the Fund; payments for portfolio pricing or valuation services to pricing agents, accountants, bankers and other specialists, if any; expenses of preparing share certificates, if any; other expenses in connection with the issuance, offering, distribution or sale of securities issued by the Fund; expenses relating to investor and public relations; expenses of registering shares of the Fund for sale and of compliance with applicable state notice filing requirements; freight, insurance and other charges in connection with the shipment of the Fund's portfolio securities; brokerage commissions or other costs of acquiring or disposing of any portfolio securities or other assets of the Fund, or of entering into other transactions or engaging in any investment practices with respect to the Fund; expenses of printing and distributing prospectuses, Statements of Additional Information, reports, notices and dividends to shareholders; costs of stationery or other office supplies; any litigation expenses; costs of shareholders' and other meetings; the compensation and all expenses (specifically including travel expenses relating to the Fund's business) of officers, Trustees and employees of the Trust who are not "interested persons," as defined in Section 2(a)(19) of the 1940 Act, of the Sub-Adviser; and travel expenses (or an appropriate portion thereof) of officers or Trustees of the Trust who are officers, Trustees or employees of the Sub-Adviser to the extent that such expenses relate to attendance at meetings of the Board of Trustees of the Trust with respect to matters concerning the Fund, or any committees thereof or advisers thereto.
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                                                                               4

         4. Compensation. As compensation for the services provided and expenses assumed by the Sub-Adviser under this Agreement, the Adviser will pay to the Sub-Adviser, out of the Adviser's own resources at no additional cost to the Fund, at the end of each calendar month a sub-advisory fee computed daily at annual rate equal to the following amounts based on the Fund's average daily net assets: (a) for the portion of the Fund's portfolio, generally 50% of the Fund's assets, that is invested in the ten highest dividend yielding stocks in the Dow Jones Industrial Average, the annual fee rate is equal to the following percentages of the Fund's average daily net assets - 0.10% on assets up to $50,000,000; 0.07% on assets from $50,000,001 to $100,000,000; 0.05% on assets in excess of $1000,000,000, with a minimum annual fee of $10,000 for this portion of the Fund's portfolio; (b) for that portion of the Fund's portfolio, generally 50% of the Fund's assets, that is actively managed, the annual fee rate is equal to 0.45%, with a minimum annual fee of $10,000. The "average daily net assets" of the Fund shall mean the average of the values placed on the
Fund's net assets as of 4:00 p.m. (New York time) on each day on which the net asset value of the Fund is determined consistent with the provisions of Rule 22c-1 under the 1940 Act or, if the Fund lawfully determines the value of its net assets as of some other time on each business day, as of such other time.
The value of net assets of the Fund shall always be determined pursuant to the applicable provisions of the Declaration and the Registration Statement. If, pursuant to such provisions, the determination of net asset value is suspended for any particular business day, then for the purposes of this section 4, the value of the net assets of the Fund as last determined shall be deemed to be the value of its net assets as of the close of the New York Stock Exchange, or as of such other time as the value of the net assets of the Fund's portfolio may lawfully be determined, on that day. If the determination of the net asset value of the shares of the Fund has been so suspended for a period including any month end when the Sub-Adviser's compensation is payable pursuant to this section, then the Sub-Adviser's compensation payable at the end of such month shall be computed on the basis of the value of the net assets of the Fund as last determined (whether during or prior to such month). If the Fund determines the value of the net assets of its portfolio more than once on any day, then the last such determination thereof on that day shall be deemed to be the sole determination thereof on that day for the purposes of this section 4.
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                                                                               5

         5. Books and Records. The Sub-Adviser agrees to maintain such books and records with respect to its services to the Fund as are required by Section 31 under the 1940 Act, and rules adopted thereunder, and by other applicable legal provisions, and to preserve such records for the periods and in the manner required by that Section, and those rules and legal provisions. The Sub-Adviser also agrees that records it maintains and preserves pursuant to Rules 31a-1 and Rule 31a-2 under the 1940 Act and otherwise in connection with its services hereunder are the property of the Trust and will be surrendered promptly to the Trust upon its request. And the Sub-Adviser further agrees that it will furnish to regulatory authorities having the requisite authority any information or reports in connection with its services hereunder which may be requested in order to determine whether the operations of the Fund are being conducted in accordance with applicable laws and regulations.

         6. Standard of Care and Limitation of Liability. The Sub-Adviser shall exercise its best judgment in rendering the services provided by it under this Agreement. The Sub-Adviser shall not be liable to the Adviser, the Trust, the Fund or to any holder of the Fund's shares, for any error of judgment or mistake of law or for any loss suffered by the Fund or the holders of the Fund's shares in connection with the matters to which this Agreement relates, provided that nothing in this Agreement shall be deemed to protect or purport to protect the Sub-Adviser against any liability to the Adviser, the Trust, the Fund or to holders of the Fund's shares to which the Sub-Adviser would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or by reason of the Sub-Adviser's reckless disregard of its obligations and duties under this Agreement. As used in this
Section 6, the term "Sub-Adviser" shall include any officers, directors, employees or other affiliates of the Sub-Adviser performing services with respect to the Fund.

         7. Services Not Exclusive. It is understood that the services of the Sub-Adviser are not exclusive, and that nothing in this Agreement shall prevent the Sub-Adviser from providing similar services to other investment companies or to other series of investment companies, including the Trust (whether or not their investment objectives and policies are similar to those of the Fund) or from engaging in other activities, provided such other services and activities do not, during the term of this Agreement, interfere in a material manner with the Sub-Adviser's ability to meet its obligations to the Fund hereunder. When the Sub-Adviser recommends the purchase or sale of a security for other investment companies and other clients, and at the same time the Sub-Adviser recommends the purchase or sale of the same security for the Fund, it is understood that in light of its fiduciary duty to the Fund, such transactions will be executed on a basis that is fair and equitable to the Fund. In connection with purchases or sales of portfolio securities for the account of the Fund, neither the Sub-Adviser nor any of its directors or officers (or persons acting in similar capacities) or employees shall act as a principal or agent or receive any commission. If the Sub-Adviser provides any advice to its clients concerning the shares of the Fund, the Sub-Adviser shall act solely as investment counsel for such clients and not in any way on behalf of the Trust or the Fund.
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                                                                               6

         8. Duration and Termination. This Agreement shall continue until _______, 2003, and thereafter shall continue automatically for successive annual periods, provided such continuance is specifically approved at least annually by
(i) the Trustees or (ii) a vote of a "majority of the Fund's outstanding voting securities" (as defined in the 1940 Act), provided that in either event the continuance is also approved by a majority of the Trustees who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. Notwithstanding the foregoing, this Agreement may be terminated: (a) at any time without penalty by the Adviser or by the Fund upon the vote of a majority of the Trustees or by vote of the majority of the Fund's outstanding voting securities, upon sixty (60) days' written notice to the Sub-Adviser or (b) by the Sub-Adviser at any time without penalty, upon sixty (60) days' written notice to the Trust. This Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act).

         9. Amendments. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Agreement shall be effective until approved by an affirmative vote of (i) a majority of the outstanding voting securities of the Fund, and (ii) a majority of the Trustees, including a majority of Trustees who are not interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval, if such approval is required by applicable law.

         10. Proxies. Unless the Trust or the Adviser gives written instructions to the contrary, the Sub-Adviser shall vote all proxies solicited by or with respect to the issuers of securities in which assets of the fund may be invested. The Sub-Adviser shall use its best good faith judgment to vote such proxies in a manner which best serves the interests of the Fund's shareholders.

         11. Name Reservation. The Sub-Adviser acknowledges and agrees that the
Adviser has property rights relating to the use of the terms "               ,"
"            ," "         ," "             ," "         ," "          ," and
"                   ," ("Names") and has permitted the use of the Trust and its series. The Sub-Adviser agrees that unless otherwise authorized by the Adviser:
(i) it will use the term only as a component of the name of the Fund and for no other purposes; (ii) it will not purport to grant to any third party any rights in any Name; and (iii) the Adviser may use or grant to others the right to use a Name, or any abbreviation thereof, as all or a portion of a corporate or business name or for any commercial purpose, including a grant of such right to any other investment company. Upon termination of this Agreement, the
Sub-Adviser shall, at the request of the Adviser, cease to use all Names in any of its materials or in any manner except with the consent of the Adviser, which shall not be unreasonably withheld. In the event of any such request by the Adviser that use by the Sub-Adviser of a Name shall cease and in the absence of any such consent, the Sub-Adviser shall cause its officers, directors and employees to take any and all such actions which the Adviser may reasonably request to effect such request.
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                                                                               7

         12. Miscellaneous.

                           (f) This Agreement shall be governed by the laws of
the State of New York, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, or rules or orders of the SEC thereunder.

                           (g) The captions of this Agreement are included for
convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

                           (h) If any provision of this Agreement shall be held
or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected hereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.

                           (i) Nothing herein shall be construed as constituting
the Sub-Adviser as an agent of the Adviser, the Trust or the Fund.

                           (j) The names "               " and "           "
refer respectively to the Trust created and the Trustees as trustees but not individually or personally, acting from time to time under an Agreement and Declaration of trust dated as of __________2002 which reference is hereby made and a copy of which is on file at the office of the Secretary of State of Delaware and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of " " entered into in the name or on behalf thereof, or in the name or on behalf of any series or class of shares of the Trust, by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, shareholders or representatives of the Trust personally, but bind only the assets of the Trust, and all persons dealing with any series or class of shares of the Trust must look solely to the Trust belonging to such series or class for the enforcement of any claims against the Trust.
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                                                                               8

                  IN WITNESS WHREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of _____________, 2002.

                                   VOSKIAN CAPITAL MANAGEMENT
                                            & CO.



                                   By:
                                      -----------------------------------------
                                        Name:
                                        Title:


                                   SECTOR FUNDS TRUST on behalf of
                                        SEMI 50 FUND
                                   By:
                                        ---------------------------------------
                                        Name:
                                        Title:


                                   THE BANK OF NEW YORK


                                   By:
                                        ---------------------------------------
                                        Name:
                                        Title: